UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Road, Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(855) 516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2014, MobileSmith, Inc. (the “Company”) entered into an unsecured Convertible Subordinated Note Purchase Agreement (the “2014 NPA”) with  Union Bancaire Privée, UBP SA ("UBP").  The aggregate principal amount of convertible unsecured subordinated promissory notes (the “Notes”) that may be issued under the 2014 NPA is limited to $40.0 million.  The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share, and are subordinated to the $5.0 million outstanding under the Company’s Loan and Security Agreement (the “LSA”) with Comerica Bank and to any convertible secured subordinated promissory notes outstanding under the Company’s existing Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, as amended (the “2007 NPA”).  As of December 11, 2014 UBP holds $15.3 million of convertible notes under the 2007 NPA.

The Notes have the following terms:

●	a maturity date of the earlier of (i) November 14, 2016, (ii) a Change of Control (as defined in the 2014 NPA), or (iii) when, upon or after the occurrence of an Event of Default (as defined in the 2014 NPA), such amounts are declared due and payable by a noteholder or made automatically due and payable in accordance with the terms of the Note;

●	an interest rate of 8% per year, with accrued interest payable in cash in quarterly installments commencing on the third month anniversary of the date of issuance of the Note with the final installment payable on the maturity date of the Note;

●	a conversion price per share that is fixed at $1.43;

●	optional conversion upon noteholder request; provided that, if at the time of any such request, the Company does not have a sufficient number of shares of common stock authorized to allow for such conversion, the noteholder may only convert that portion of their Notes outstanding for which the Company has a sufficient number of authorized shares of common stock. To the extent multiple noteholders under the 2014 NPA, the 2007 NPA, or both, request conversion of its Notes on the same date, any limitations on conversion shall be applied on a pro rata basis. In such case, the noteholder may request that the Company call a special meeting of its stockholders specifically for the purpose of increasing the number of shares of common stock authorized to cover conversions of the remaining portion of the Notes outstanding as well as the maximum issuances contemplated pursuant to the Company’s 2004 Equity Compensation Plan, within 90 calendar days after the Company’s receipt of such request; and

●	may not be prepaid without the consent of holders of at least two-thirds of the aggregate outstanding principal amount of Notes issued under the 2014 NPA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the 2014 NPA in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 11, 2014, the Company sold a Note in the principal amount of $500,000 to UBP under the 2014 NPA.  The sale of this Note was made pursuant to an exemption from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Convertible Subordinated Note Purchase Agreement, dated December 11, 2014, between MobileSmith, Inc. and Union Bancaire Privée, UBP SA. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer